Exhibit 10.3


                        Cross Media Marketing Corporation
                Redemption Amendment to Series C Preferred Stock



Instrument                Series C mandatory redeemable 10% preferred stock

Amount Outstanding        $6,245,450

It is the desire of the Management of Cross Media Marketing Corporation to enter into an agreement with the Series C Preferred shareholders relating to a redemption/conversion of said securities on February 15, 2001.

Following negotiations between the Company and the Series C Preferred shareholders, the following was agreed to by all parties:

          1. Cross Media Marketing Corporation will pay all accrued dividends on the Series C Preferred Stock no later than February 15, 2001

          2. Cross Media Marketing Corporation will redeem a minimum of $2.1 million no later than February 15, 2001

          3. The Series C Preferred shareholders hereby commit to convert their remaining shares into common shares at the Agreement conversion price of $100 per common share no later than February 15, 2001

          4. In consideration the of the Series C preferred shareholders conversion stated under Item 3 above, Cross Media Marketing Cooperation will issue the Series C Preferred shareholders 700,000 restricted shares of its commons stock. Said shares will be distributed to the shareholders prorate based upon the number of preferred shares that are converted into common shares of the Corporation.


Unless specified above, the terms and conditions of the above Series C preferred stock remains unchanged including the Registration Rights Agreement that remains in place relating to the conversion into common shares and prior issuance of common shares relating to this Instrument.


On behalf of Cross Media Marketing Corporation:

 /s/ Ronald Altbach                 dated this  February 15, 2001
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On behalf of Lancer Offshore, Inc.:

 /s/ Michael Lauer                  dated this   February 15, 2001
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On behalf of Capital Research Ltd.:

   /s/ Bruce Cowen                  dated this   February 15, 2001
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On behalf of Joseph Giamanco:

                                    dated this
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On behalf of Gary Herman:

                                    dated this
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